EX-99.1

Byline Bancorp, Inc. Reports Full Year and Fourth Quarter 2019 Financial Results

Full Year 2019 Highlights

•	Net income of $57.0 million, or $1.48 per diluted share
•	Return on average assets improved to 1.08% for 2019
•	Net interest margin of 4.47% for 2019
•	Efficiency ratio improved to 61.09% for 2019 compared to 65.15% for 2018
•	Originated loans and leases increased $597.9 million, or 26.7%, from December 31, 2018

Fourth Quarter 2019 Highlights

•	Net income of $15.9 million, or $0.41 per diluted share
•	Return on average assets of 1.16%
•	Net interest margin of 4.32%
•	Efficiency ratio of 60.93% for the fourth quarter of 2019
•	Originated loans and leases increased $67.5 million, or 2.4%, from September 30, 2019
•	Initiated cash dividend of $0.03 per share to common stockholders for the quarter and approved share repurchase program

Chicago, IL, January 23, 2020 – Byline Bancorp, Inc. (the “Company” or “Byline”)(NYSE: BY), the parent company of Byline Bank (the “Bank”), today reported net income of $15.9 million, or $0.41 per diluted share, for the fourth quarter of 2019, compared with net income of $15.3 million, or $0.39 per diluted share, for the third quarter of 2019, and net income of $17.1 million, or $0.46 per diluted share, for the fourth quarter of 2018. The Company’s financial results include certain costs associated with its integration of First Evanston Bancorp, Inc. and its bank subsidiary First Bank & Trust, and its acquisition and integration of Oak Park River Forest Bankshares, Inc. (“Oak Park River Forest”) and its bank subsidiary Community Bank of Oak Park River Forest. Excluding these merger-related expenses, core system conversion expenses, and impairment charges on assets held for sale, adjusted net income1 was $16.1 million, or $0.42 per adjusted diluted share1, for the fourth quarter of 2019, compared with $16.2 million, or $0.41 per adjusted diluted share, for the third quarter of 2019, and $18.1 million, or $0.49 per adjusted diluted share, for the fourth quarter of 2018. A reconciliation of adjusted net income and adjusted diluted earnings per share to net income and diluted earnings per share, respectively, according to accounting principles generally accepted in the United States of America (“GAAP”) is provided in the financial tables at the end of this release.

1	Represents a non-GAAP financial measure. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

Byline Bancorp, Inc.

Alberto J. Paracchini, President and Chief Executive Officer of Byline, commented, “Our fourth quarter performance completed another strong year for the Byline franchise.  In 2019, we completed another accretive acquisition with the addition of Oak Park River Forest Bankshares, capitalized on disruption in the Chicago marketplace to add significant new banking talent to our organization, and continued to attract new commercial clients to the Bank.  As we moved through the year, we also made steady progress on improving our deposit mix and better managing our funding costs.  Our improving profitability enabled us to initiate a cash dividend in the fourth quarter and deliver additional value to our shareholders.  With the strong foundation we have built and our unique positioning in the Chicago market, we believe we have good opportunities to continue enhancing the value of our franchise in the coming years.”

STATEMENTS OF OPERATIONS

Net Interest Income

The following table presents net interest income for the periods indicated:

	Three Months Ended					Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
(dollars in thousands)	2019	2019	2019	2019	2018	2019	2018
INTEREST AND DIVIDEND INCOME
Interest and fees on loans and leases	$58,203	$63,391	$59,524	$54,383	$56,646	$235,501	$184,972
Interest on taxable securities	6,683	6,554	6,237	5,759	5,334	25,233	19,037
Interest on tax-exempt securities	529	486	428	343	355	1,786	1,095
Other interest and dividend income	500	598	571	625	560	2,294	1,847
Total interest and dividend income	65,915	71,029	66,760	61,110	62,895	264,814	206,951
INTEREST EXPENSE
Deposits	9,325	9,618	9,306	8,076	7,115	36,325	19,329
Federal Home Loan Bank advances	1,917	2,771	2,174	2,099	1,719	8,961	6,160
Subordinated debentures and other borrowings	759	802	832	850	800	3,243	2,857
Total interest expense	12,001	13,191	12,312	11,025	9,634	48,529	28,346
Net interest income	$53,914	$57,838	$54,448	$50,085	$53,261	$216,285	$178,605

Byline Bancorp, Inc.

The following table presents the quarter-to-date schedule of average interest-earning assets and average interest-bearing liabilities for the periods indicated:

	For the Three Months Ended
	December 31, 2019			September 30, 2019
(dollars in thousands)	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate
ASSETS
Cash and cash equivalents	$38,624	$220	2.25%	$34,225	$253	2.93%
Loans and leases(1)	3,807,731	58,203	6.06%	3,860,770	63,391	6.51%
Taxable securities	1,025,975	6,963	2.69%	996,750	6,899	2.75%
Tax-exempt securities(2)	84,640	529	2.48%	76,161	486	2.53%
Total interest-earning assets	$4,956,970	$65,915	5.28%	$4,967,906	$71,029	5.67%
Allowance for loan and lease losses	(32,688)			(32,246)
All other assets	502,764			500,102
TOTAL ASSETS	$5,427,046			$5,435,762
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Interest checking	$399,065	$612	0.61%	$358,185	$524	0.58%
Money market accounts	790,565	1,945	0.98%	735,724	1,917	1.03%
Savings	474,394	63	0.05%	475,417	114	0.10%
Time deposits	1,231,641	6,705	2.16%	1,270,050	7,063	2.21%
Total interest-bearing deposits	2,895,665	9,325	1.28%	2,839,376	9,618	1.34%
Federal Home Loan Bank advances	371,730	1,917	2.05%	530,055	2,771	2.07%
Other borrowed funds	80,039	759	3.76%	70,080	802	4.54%
Total borrowings	451,769	2,676	2.35%	600,135	3,573	2.36%
Total interest-bearing liabilities	$3,347,434	$12,001	1.42%	$3,439,511	$13,191	1.52%
Non-interest-bearing demand deposits	1,288,960			1,223,556
Other liabilities	44,907			42,914
Total stockholders’ equity	745,745			729,781
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,427,046			$5,435,762
Net interest spread(3)			3.86%			4.15%
Net interest income		$53,914			$57,838
Net interest margin(4)			4.32%			4.62%

Net loan accretion impact on margin		$5,418	0.43%		$7,703	0.62%
(1)	Loan and lease balances are net of deferred origination fees and costs and initial indirect costs. Non-accrual loans and leases are included in total loan and lease balances.
(2)	Interest income and rates exclude the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis due to immateriality.
(3)	Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.
(4)	Represents net interest income (annualized) divided by total average earning assets.
(5)	Average balances are average daily balances.

Byline Bancorp, Inc.

Net interest income for the fourth quarter of 2019 was $53.9 million, a decrease of $3.9 million, or 6.8%, from $57.8 million for the third quarter of 2019.

The decrease in net interest income was primarily due to:

•

A decrease of $5.2 million in interest and fees on loans and leases, mainly due to a $2.3 million decrease in accretion income on acquired loans and lower average yields on loans as a result of decreases in short-term rates in September and October 2019.

Partially offset by:

•	A decrease of $854,000 in interest expense on Federal Home Loan Bank advances, mostly due to a decrease in average advances during the quarter as average lower-cost deposits grew; and
•	A decrease of $293,000 in interest expense on deposits, as a result of lower average time deposit balances and cost attributable to maturities of higher-rate time deposits.

Net interest margin for the fourth quarter of 2019 was 4.32%, a decrease of 30 basis points compared to 4.62% for the third quarter of 2019. Total net accretion income on acquired loans contributed 43 basis points to the net interest margin for the fourth quarter of 2019 compared to 62 basis points for the third quarter of 2019, a decrease of 19 basis points. The net interest margin decrease during the fourth quarter of 2019 was primarily driven by decreased loan and lease yields largely resulting from decreased loan accretion income and decreases in short-term rates.

The average cost of total deposits was 0.88% for the fourth quarter of 2019, a decrease of six basis points compared to the third quarter of 2019, mainly due to a favorable change in deposit mix and a lower average cost of time deposits.  Average non-interest-bearing demand deposits, money market accounts, and interest-bearing checking accounts grew by $65.4 million, $54.8 million, and $40.9 million, respectively, while average time deposits decreased by $38.4 million.

Provision for Loan and Lease Losses

The provision for loan and lease losses was $4.4 million for the fourth quarter of 2019, a decrease of $1.5 million compared to $5.9 million for the third quarter of 2019.  The fourth quarter included allocations of $3.2 million for originated loans and leases, $524,000 for acquired non-impaired loans, and $694,000 for acquired impaired loans.  The provision during the fourth quarter of 2019 for originated loans reflects growth in that portfolio, particularly the unguaranteed portion of government guaranteed loans.

Byline Bancorp, Inc.

Non-interest Income

The following table presents the components of non-interest income for the periods indicated:

	Three Months Ended					Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
(dollars in thousands)	2019	2019	2019	2019	2018	2019	2018
NON-INTEREST INCOME
Fees and service charges on deposits	$1,635	$1,612	$1,441	$1,770	$1,852	$6,458	$6,445
Loan servicing revenue	2,834	2,692	2,630	2,539	2,667	10,695	10,272
Loan servicing asset revaluation	(2,545)	(1,610)	(1,223)	(1,261)	(2,862)	(6,639)	(9,269)
ATM and interchange fees	1,150	973	945	717	1,010	3,785	4,313
Net gains on sales of securities available-for-sale	—	178	973	—	160	1,151	164
Change in fair value of equity securities, net	381	(15)	551	499	—	1,416	—
Net gains on sales of loans	8,735	9,405	7,472	6,233	9,337	31,845	31,551
Wealth management and trust income	704	653	626	595	679	2,578	1,545
Other non-interest income	1,622	918	768	896	1,447	4,204	5,505
Total non-interest income	$14,516	$14,806	$14,183	$11,988	$14,290	$55,493	$50,526

Non-interest income for the fourth quarter of 2019 was $14.5 million, a decrease of $290,000, or 2.0%, compared to $14.8 million for the third quarter of 2019.

The decrease in total non-interest income was primarily due to:

•	An increase of $935,000 in loan servicing asset revaluation, reflecting an unfavorable change in fair value of the servicing asset as a result of increased prepayments and discount rates; and
A decrease of $670,000 in net gains on sales of loans, mainly due to a decrease in average premium on sales of government guaranteed loans.

Partially offset by:

•	An increase of $704,000 in other non-interest income, mostly due to a favorable swap valuation adjustment and increased swap activity; and
An increase in the change in fair value of equity securities, net, of $396,000 due to an increase in the fair value of those securities.

During the fourth quarter of 2019, the Company sold $101.5 million of U.S. government guaranteed loans compared to $93.3 million during the third quarter of 2019. The increase in sales is principally due to the timing of loans closed becoming fully funded.

Byline Bancorp, Inc.

Non-interest Expense

The following table presents the components of non-interest expense for the periods indicated:

	Three Months Ended					Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
(dollars in thousands)	2019	2019	2019	2019	2018	2019	2018
NON-INTEREST EXPENSE
Salaries and employee benefits	$24,228	$24,537	$23,652	$22,892	$21,548	$95,309	$80,382
Occupancy expense, net	4,306	3,745	4,337	4,280	4,027	16,668	15,829
Equipment expense	935	767	732	669	641	3,103	2,419
Loan and lease related expenses	2,648	1,949	1,841	1,577	2,223	8,015	6,109
Legal, audit and other professional fees	2,340	4,066	2,981	2,066	2,746	11,453	11,373
Data processing	2,678	4,062	3,849	3,144	2,846	13,733	18,242
Net loss (gain) recognized on other real estate owned and other related expenses	122	95	252	196	48	665	235
Regulatory assessments	157	228	371	(59)	462	697	1,744
Other intangible assets amortization expense	2,003	2,003	1,959	1,773	1,834	7,738	5,629
Advertising and promotions	1,114	843	732	709	590	3,398	1,723
Telecommunications	488	474	537	464	391	1,963	1,710
Other non-interest expense	2,675	2,679	2,711	2,968	2,732	11,033	9,501
Total non-interest expense	$43,694	$45,448	$43,954	$40,679	$40,088	$173,775	$154,896

Non-interest expense for the fourth quarter of 2019 was $43.7 million, a decrease of $1.8 million, or 3.9%, from $45.4 million for the third quarter of 2019.

The decrease in total non-interest expense was primarily due to:

•	A decrease of $1.7 million in legal, audit and other professional fees, as the prior quarter reflected $1.5 million of non-recurring professional services costs;
•	A decrease of $1.4 million in data processing expense, mostly due to expenses associated with our Oak Park River Forest core system conversion during the prior quarter; and
•	A decrease of $309,000 in salaries and employee benefits, as the prior quarter included acquisition related salary and employee benefit costs.

Partially offset by:

•	An increase of $699,000 in loan and lease related expenses due to higher loan expenses on government guaranteed loans;

An increase of $561,000 in occupancy expense, net, largely due to a favorable accrual adjustment to property tax expense in the prior quarter as well as an increase in rental expense related to office expansion; and

•
•	An increase of $271,000 in advertising and promotions expense due to additional media advertisement during the quarter.

The Company’s efficiency ratio was 60.93% for the fourth quarter of 2019, compared with 59.81% for the third quarter of 2019. Excluding merger-related expenses, core system conversion expenses, and impairment charges on assets held for sale, the Company’s adjusted efficiency ratio1 was 60.51% for the fourth quarter of 2019, compared with 58.17% for the third quarter of 2019.

(1)	Represents a non-GAAP financial measure. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

Byline Bancorp, Inc.

INCOME TAXES

The Company recorded income tax expense of $4.5 million during the fourth quarter of 2019, an effective tax rate of 22.1%, compared to $5.9 million during the third quarter of 2019, an effective tax rate of 27.9%.  The decrease in the effective tax rate was due to tax benefits recorded as a result of the recognition of tax assets associated with other real estate owned.

STATEMENTS OF FINANCIAL CONDITION

Total assets were $5.5 billion at December 31, 2019, an increase of $83.5 million compared to $5.4 billion at September 30, 2019, and an increase of $579.2 million compared to $4.9 billion at December 31, 2018.

The current quarter increase was primarily due to:

•	An increase in securities of $154.7 million, reflecting purchases of mortgage-backed securities during the quarter;
•	An increase in loans held for sale of $4.6 million, largely due to the timing of loan originations during the quarter; and
•	An increase in other real estate owned of $3.4 million due to the volume of transfers in exceeding sales.

Partially offset by:

•

A decrease in loans and leases of $45.4 million, mostly due to a decrease of $112.9 million in our acquired loan portfolio, partially offset by an increase of $67.5 million in our originated loan portfolio; and

A decrease in cash and cash equivalents of $28.1 million due to the redeployment of cash into earning assets.

Byline Bancorp, Inc.

The following table shows our allocation of the originated, acquired impaired, and acquired non-impaired loans and leases at the dates indicated:

	December 31, 2019		September 30, 2019		December 31, 2018
(dollars in thousands)	Amount	% of Total	Amount	% of Total	Amount	% of Total
Originated loans and leases
Commercial real estate	$792,263	20.9%	$772,559	20.2%	$652,234	18.6%
Residential real estate	483,072	12.8%	497,839	13.0%	466,309	13.3%
Construction, land development, and other land	235,794	6.2%	236,780	6.2%	144,128	4.1%
Commercial and industrial	1,160,996	30.7%	1,096,400	28.6%	803,508	22.9%
Installment and other	5,372	0.1%	7,818	0.2%	11,718	0.3%
Leasing financing receivables	158,155	4.2%	156,758	4.1%	159,901	4.6%
Total originated loans and leases	$2,835,652	74.9%	$2,768,154	72.3%	$2,237,798	63.8%
Acquired impaired loans
Commercial real estate	$135,914	3.6%	$142,435	3.7%	$146,808	4.2%
Residential real estate	100,223	2.7%	109,409	2.9%	113,934	3.3%
Construction, land development, and other land	5,373	0.1%	4,562	0.1%	3,779	0.1%
Commercial and industrial	16,909	0.4%	18,349	0.5%	12,617	0.4%
Installment and other	249	0.0%	267	0.0%	404	0.0%
Total acquired impaired loans	$258,668	6.8%	$275,022	7.2%	$277,542	8.0%
Acquired non-impaired loans and leases
Commercial real estate	$348,365	9.2%	$391,294	10.2%	$462,565	13.2%
Residential real estate	128,527	3.4%	141,855	3.7%	124,659	3.6%
Construction, land development, and other land	37,490	1.0%	39,657	1.0%	37,442	1.1%
Commercial and industrial	153,660	4.1%	187,413	4.9%	328,672	9.4%
Installment and other	944	0.0%	1,269	0.0%	1,596	0.0%
Leasing financing receivables	22,355	0.6%	26,426	0.7%	31,352	0.9%
Total acquired non-impaired loans and leases	$691,341	18.3%	$787,914	20.5%	$986,286	28.2%
Total loans and leases	$3,785,661	100.0%	$3,831,090	100.0%	$3,501,626	100.0%
Allowance for loan and lease losses	(31,936)		(31,585)		(25,201)
Total loans and leases, net of allowance for loan and lease losses	$3,753,725		$3,799,505		$3,476,425

Byline Bancorp, Inc.

ASSET QUALITY

Non-Performing Assets

The following table sets forth the amounts of non-performing loans and leases (excluding acquired impaired), non-performing assets, and other real estate owned at the dates indicated:

	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2019	2019	2019	2019	2018
Non-performing assets:
Non-accrual loans and leases	$36,272	$39,529	$34,027	$28,539	$25,834
Past due loans and leases 90 days or more and still accruing interest	—	—	996	—	—
Accruing troubled debt restructured loans	1,771	2,204	1,529	1,921	1,813
Total non-performing loans and leases	38,043	41,733	36,552	30,460	27,647
Other real estate owned	9,896	6,502	6,531	4,595	5,041
Total non-performing assets	$47,939	$48,235	$43,083	$35,055	$32,688
Total non-performing loans and leases as a percentage of total loans and leases	1.00%	1.09%	0.95%	0.85%	0.79%
Total non-performing assets as a percentage of total assets	0.87%	0.89%	0.80%	0.70%	0.66%
Allowance for loan and lease losses as a percentage of non-performing loans and leases	83.95%	75.68%	85.17%	88.99%	91.15%

Non-performing assets guaranteed by U.S. government:
Non-accrual loans guaranteed	$4,232	$4,167	$4,723	$5,070	$4,245
Past due loans 90 days or more and still accruing interest guaranteed	—	—	—	—	—
Accruing troubled debt restructured loans guaranteed	—	—	—	—	381
Total non-performing loans guaranteed	$4,232	$4,167	$4,723	$5,070	$4,626
Total non-performing loans and leases not guaranteed as a percentage of total loans and leases	0.89%	0.98%	0.82%	0.71%	0.66%
Total non-performing assets not guaranteed as a percentage of total assets	0.79%	0.81%	0.71%	0.60%	0.57%

Variances in non-performing assets:

•	Non-performing loans and leases were $38.0 million at December 31, 2019, a decrease of $3.6 million from $41.7 million at September 30, 2019, principally due to loan resolutions; and
•	Other real estate owned was $9.9 million at December 31, 2019, an increase of $3.4 million from $6.5 million at September 30, 2019 due to higher volume of transfers from loans exceeding sales.

U.S. government guaranteed balances of non-performing loans were consistent at $4.2 million at December 31, 2019 and September 30, 2019.

Byline Bancorp, Inc.

Allowance for Loan and Lease Losses

The following table presents the balance and activity within the allowance for loan and lease losses for the periods indicated:

	Three Months Ended					Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,		December 31,
(dollars in thousands)	2019	2019	2019	2019	2018	2019		2018
Allowance for loan and lease losses, beginning of period	$31,585	$31,132	$27,106	$25,201	$23,424	$25,201		$16,706
Provision for loan and lease losses	4,387	5,931	6,391	3,999	3,882	20,708		18,795
Net charge-offs of loans and leases	(4,036)	(5,478)	(2,365)	(2,094)	(2,105)	(13,973)		(10,300)
Allowance for loan and lease losses, end of period	$31,936	$31,585	$31,132	$27,106	$25,201	$31,936		$25,201

Allowance for loan and lease losses to period end total loans and leases held for investment	0.84%	0.82%	0.81%	0.76%	0.72%	0.84%		0.72%
Net charge-offs (annualized) to average loans and leases outstanding during the period	0.42%	0.56%	0.25%	0.24%	0.24%	0.37%		0.35%
Provision for loan and lease losses to net charge-offs during the period	1.09x	1.08x	2.70x	1.91x	1.84x	1.48	x	1.82x

The allowance for loan and lease losses as a percentage of total loans and leases held for investment increased to 0.84% at December 31, 2019, compared to 0.82% at September 30, 2019 and 0.72% at December 31, 2018.

In June 2016, the Financial Accounting Standards Board (“FASB”) issued new authoritative guidance on the recognition of credit losses which replaces the incurred loss impairment methodology in current authoritative guidance with a methodology that reflects expected credit losses.  In November 2019, the FASB delayed the effective date of the new authoritative guidance for entities, like the Company, that are not classified as Public Business Entities.  Assuming the Company remains an emerging growth company, the new authoritative guidance is effective for fiscal years beginning after December 15, 2022.  The Company is in process of implementation and determining the impact that this new authoritative guidance will have on the Company’s consolidated financial statements.

Net Charge-Offs

Net charge-offs during the fourth quarter of 2019 were $4.0 million, or 0.42% of average loans and leases, on an annualized basis, a decrease of $1.4 million compared to $5.5 million, or 0.56% of average loans and leases, during the third quarter of 2019, and an increase from $2.1 million, or 0.24%, for the comparable quarter one year ago.

The net charge-offs during the quarter were primarily attributed to the unguaranteed portion of U.S. government guaranteed loans. Net charge-offs for the fourth quarter of 2019 included $3.6 million in the unguaranteed portion of U.S. government guaranteed loans, while net charge-offs for the third quarter of 2019 included $4.8 million and fourth quarter of 2018 included $1.8 million in the unguaranteed portion of U.S. government guaranteed loans.

Byline Bancorp, Inc.

Deposits and Other Liabilities

The following table presents the composition of deposits at the dates indicated:

	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2019	2019	2019	2019	2018
Non-interest-bearing demand deposits	$1,279,641	$1,221,431	$1,240,375	$1,163,255	$1,192,873
Interest-bearing checking accounts	338,185	372,049	345,081	305,393	296,339
Money market demand accounts	881,387	745,154	728,954	611,634	640,401
Other savings	475,839	471,878	480,756	468,524	476,418
Time deposits (below $250,000)	916,723	966,866	980,162	967,999	911,603
Time deposits ($250,000 and above)	255,802	302,936	284,915	291,711	232,282
Total deposits	$4,147,577	$4,080,314	$4,060,243	$3,808,516	$3,749,916

Total deposits were $4.1 billion at December 31, 2019, an increase of $67.3 million compared to September 30, 2019, an increase of 1.6%. Non-interest-bearing deposits rose to 30.9% of total deposits at December 31, 2019 from 29.9% at September 30, 2019.

The increase in the current quarter was primarily due to:

•

An increase in money market demand deposits of $136.2 million, from $745.2 million at September 30, 2019 to $881.4 million at December 31, 2019, largely driven by growth in business account balances; and

•

An increase in non-interest-bearing demand deposits of $58.2 million, from $1.2 billion at September 30, 2019 to $1.3 billion at December 31, 2019, also driven by increases in business account balances.

Partially offset by:

•	A decrease in time deposits of $97.3 million, from $1.3 billion at September 30, 2019 to $1.2 billion at December 31, 2019, principally driven by decreases in brokered certificates; and
•	A decrease in interest-bearing checking deposits of $33.9 million, from $372.0 million at September 30, 2019 to $338.2 million at December 31, 2019, mainly driven by NOW business account balances.

Total borrowings and other liabilities were $624.1 million at December 31, 2019, an increase of $2.0 million from $622.1 million at September 30, 2019, mainly due to an increase in securities sold under agreements to repurchase partially offset by a decrease in FHLB advances.

Stockholders’ Equity

Total stockholders’ equity was $750.1 million at December 31, 2019, an increase of $14.2 million from $735.9 million at September 30, 2019. The increase was due to net income generated during the quarter less dividends declared.  On December 12, 2019, the Company announced that its Board of Directors declared the first cash dividend on its common stock of $0.03 per share for the fourth quarter of 2019.

Stockholders’ equity increased $99.4 million from $650.7 million at December 31, 2018. The increase was mainly due to net income generated during the year and the stock consideration issued in connection with the acquisition.

Byline Bancorp, Inc.

On November 1, 2019, the Company announced that its Board of Directors approved a stock repurchase program authorizing the purchase of up to an aggregate of 1,250,000 shares of the Company’s outstanding common stock.  The program will be in effect until December 31, 2020, unless terminated earlier.  The Company has not made any stock repurchases under this program.

The following table presents the actual regulatory capital dollar amounts and ratios of the Company and Byline Bank as of December 31, 2019:

	Actual		Minimum Capital Required		Required to be Considered Well Capitalized
December 31, 2019	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital to risk weighted assets:
Company	$627,573	14.43%	$347,835	8.00%	N/A	N/A
Bank	602,684	13.87%	347,564	8.00%	$434,454	10.00%
Tier 1 capital to risk weighted assets:
Company	$594,477	13.67%	$260,876	6.00%	N/A	N/A
Bank	569,588	13.11%	260,673	6.00%	$347,564	8.00%
Common Equity Tier 1 (CET1) to risk weighted assets:
Company	$537,539	12.36%	$195,657	4.50%	N/A	N/A
Bank	569,588	13.11%	195,504	4.50%	$282,395	6.50%
Tier 1 capital to average assets:
Company	$594,477	11.39%	$208,771	4.00%	N/A	N/A
Bank	569,588	10.92%	208,647	4.00%	$260,809	5.00%

Capital ratios for the period presented are based on the Basel III regulatory capital framework as applied to the Company’s current business and operations, and are subject to, among other things, completion and filing of the Company’s regulatory reports and ongoing regulatory review and implementation guidance.

Conference Call, Webcast and Slide Presentation

The Company will host a conference call and webcast at 9:00 a.m. Central Time (10:00 a.m. Eastern Time) on Friday, January 24, 2020 to discuss its full year and quarterly financial results. Analysts and investors may participate in the question-and-answer session. The call can be accessed via telephone at (877) 512-8755. A recorded replay can be accessed through February 7, 2020 by dialing (877) 344-7529; passcode: 10138134.

A slide presentation relating to the fourth quarter 2019 results will be accessible prior to the scheduled conference call. The slide presentation and webcast of the conference call can be accessed on the News and Events page of the Company’s investor relations website at www.bylinebancorp.com.

About Byline Bancorp, Inc.

Headquartered in Chicago, Byline Bancorp, Inc. is the parent company for Byline Bank, a full service commercial bank serving small- and medium-sized businesses, financial sponsors, and consumers. Byline Bank has approximately $5.5 billion in assets and operates more than 50 full service branch locations throughout the Chicago and Milwaukee metropolitan areas. Byline Bank offers a broad range of commercial and retail banking products and services including small ticket equipment leasing solutions and is one of the top five Small Business Administration lenders in the United States.

Byline Bancorp, Inc.

Non-GAAP Financial Measures

This release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures include adjusted net income, adjusted diluted earnings per share, adjusted efficiency ratio, adjusted non-interest expense to average assets, non-interest income to total revenues, adjusted return on average stockholders’ equity, adjusted return on average assets, pre-tax pre-provision return on average assets, adjusted pre-tax pre-provision return on average assets, tangible book value per common share, tangible common equity to tangible assets, return on average tangible common stockholders' equity, and adjusted return on average tangible common stockholders' equity. Management believes that these non-GAAP financial measures provide useful information to management and investors that is supplementary to the Company’s financial condition, results of operations and cash flows computed in accordance with GAAP; however, management acknowledges that our non-GAAP financial measures have a number of limitations. As such, these disclosures should not be viewed as a substitute for results determined in accordance with GAAP financial measures that we and other companies use. Management also uses these measures for peer comparison. See “Reconciliation of Non-GAAP Financial Measures” in the financial schedules included in this press release for a reconciliation of the non-GAAP financial measures to the comparable GAAP financial measures. Additionally, please refer to the Company’s Annual Report on Form 10-K for the detailed definitions of these non-GAAP financial measures.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, made through the use of words or phrases such as ‘‘may’’, ‘‘might’’, ‘‘should’’, ‘‘could’’, ‘‘predict’’, ‘‘potential’’, ‘‘believe’’, ‘‘expect’’, ‘‘continue’’, ‘‘will’’, ‘‘anticipate’’, ‘‘seek’’, ‘‘estimate’’, ‘‘intend’’, ‘‘plan’’, ‘‘projection’’, ‘‘would’’, ‘‘annualized’’, “target” and ‘‘outlook’’, or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. Forward-looking statements involve estimates and known and unknown risks, and reflect various assumptions and involve elements of subjective judgement and analysis, which may or may not prove to be correct, and which are subject to uncertainties and contingencies outside the control of Byline and its respective affiliates, directors, employees and other representatives, which could cause actual results to differ materially from those presented in this communication. No representations, warranties or guarantees are or will be made by Byline as to the reliability, accuracy or completeness of any forward-looking statements contained in this communication or that such forward-looking statements are or will remain based on reasonable assumptions. You should not place undue reliance on any forward-looking statements contained in this communication.

Certain risks and important factors that could affect Byline’s future results are identified in its Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission, including among other things under the heading “Risk Factors” in such Annual Report on Form 10-K. Any forward-looking statement speaks only as of the date on which it is made, and Byline undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise unless required under the federal securities laws.

Byline Bancorp, Inc.

Contacts:

Investors:	Media:
Tony Rossi	Erin O’Neill
Financial Profiles, Inc. 310-622-8221	Director of Marketing Byline Bank
BYIR@bylinebank.com	773-475-2901
eoneill@bylinebank.com

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2019	2019	2019	2019	2018
ASSETS
Cash and due from banks	$48,228	$75,275	$57,513	$50,026	$30,190
Interest bearing deposits with other banks	32,509	33,564	31,802	31,971	91,670
Cash and cash equivalents	80,737	108,839	89,315	81,997	121,860
Equity and other securities, at fair value	8,031	7,648	7,662	7,216	—
Securities available-for-sale, at fair value	1,186,292	1,031,933	969,029	964,553	817,656
Securities held-to-maturity, at amortized cost	4,412	4,417	4,421	4,425	99,266
Restricted stock, at cost	22,127	24,331	22,937	19,202	19,202
Loans held for sale	11,732	7,176	18,473	510	19,827
Loans and leases:
Loans and leases	3,785,661	3,831,090	3,863,148	3,567,566	3,501,626
Allowance for loan and lease losses	(31,936)	(31,585)	(31,132)	(27,106)	(25,201)
Net loans and leases	3,753,725	3,799,505	3,832,016	3,540,460	3,476,425
Servicing assets, at fair value	19,471	19,939	19,760	19,534	19,693
Accrued interest receivable	13,283	13,013	12,913	11,974	10,863
Premises and equipment, net	96,140	96,006	96,588	97,069	97,680
Assets held for sale	15,362	15,472	16,329	13,596	14,489
Other real estate owned, net	9,896	6,502	6,531	4,595	5,041
Goodwill	148,353	145,638	145,638	128,177	128,177
Other intangible assets, net	31,902	33,905	35,908	31,646	33,419
Bank-owned life insurance	9,750	9,699	9,634	6,087	5,961
Deferred tax assets, net	38,315	33,388	35,737	30,534	35,643
Due from counterparty	43,145	47,045	34,226	20,691	5,338
Other assets	29,136	33,822	34,119	27,659	32,034
Total assets	$5,521,809	$5,438,278	$5,391,236	$5,009,925	$4,942,574
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Non-interest-bearing demand deposits	$1,279,641	$1,221,431	$1,240,375	$1,163,255	$1,192,873
Interest-bearing deposits:
NOW, savings accounts, and money market accounts	1,695,411	1,589,081	1,554,791	1,385,551	1,413,158
Time deposits	1,172,525	1,269,802	1,265,077	1,259,710	1,143,885
Total deposits	4,147,577	4,080,314	4,060,243	3,808,516	3,749,916
Accrued interest payable	3,677	4,778	4,522	4,390	3,484
Line of credit	—	—	—	—	—
Federal Home Loan Bank advances	490,000	506,000	500,000	425,000	425,000
Securities sold under agreements to repurchase	49,638	32,290	32,885	34,369	34,166
Junior subordinated debentures issued to capital trusts, net	37,334	37,207	37,059	36,912	36,768
Accrued expenses and other liabilities	43,468	41,823	38,852	31,989	42,568
Total liabilities	4,771,694	4,702,412	4,673,561	4,341,176	4,291,902
STOCKHOLDERS’ EQUITY
Preferred stock	10,438	10,438	10,438	10,438	10,438
Common stock	379	378	378	362	361
Additional paid-in capital	580,965	579,564	578,828	548,005	546,849
Retained earnings	159,033	144,525	129,379	116,363	102,522
Accumulated other comprehensive income (loss), net of tax	(700)	961	(1,348)	(6,419)	(9,498)
Total stockholders’ equity	750,115	735,866	717,675	668,749	650,672
Total liabilities and stockholders’ equity	$5,521,809	$5,438,278	$5,391,236	$5,009,925	$4,942,574

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended					Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
(dollars in thousands, except per share data)	2019	2019	2019	2019	2018	2019	2018
INTEREST AND DIVIDEND INCOME
Interest and fees on loans and leases	$58,203	$63,391	$59,524	$54,383	$56,646	$235,501	$184,972
Interest on taxable securities	6,683	6,554	6,237	5,759	5,334	25,233	19,037
Interest on tax-exempt securities	529	486	428	343	355	1,786	1,095
Other interest and dividend income	500	598	571	625	560	2,294	1,847
Total interest and dividend income	65,915	71,029	66,760	61,110	62,895	264,814	206,951
INTEREST EXPENSE
Deposits	9,325	9,618	9,306	8,076	7,115	36,325	19,329
Federal Home Loan Bank advances	1,917	2,771	2,174	2,099	1,719	8,961	6,160
Subordinated debentures and other borrowings	759	802	832	850	800	3,243	2,857
Total interest expense	12,001	13,191	12,312	11,025	9,634	48,529	28,346
Net interest income	53,914	57,838	54,448	50,085	53,261	216,285	178,605
PROVISION FOR LOAN AND LEASE LOSSES	4,387	5,931	6,391	3,999	3,882	20,708	18,795
Net interest income after provision for loan and lease losses	49,527	51,907	48,057	46,086	49,379	195,577	159,810
NON-INTEREST INCOME
Fees and service charges on deposits	1,635	1,612	1,441	1,770	1,852	6,458	6,445
Loan servicing revenue	2,834	2,692	2,630	2,539	2,667	10,695	10,272
Loan servicing asset revaluation	(2,545)	(1,610)	(1,223)	(1,261)	(2,862)	(6,639)	(9,269)
ATM and interchange fees	1,150	973	945	717	1,010	3,785	4,313
Net gains on sales of securities available-for-sale	—	178	973	—	160	1,151	164
Change in fair value of equity securities, net	381	(15)	551	499	—	1,416	—
Net gains on sales of loans	8,735	9,405	7,472	6,233	9,337	31,845	31,551
Wealth management and trust income	704	653	626	595	679	2,578	1,545
Other non-interest income	1,622	918	768	896	1,447	4,204	5,505
Total non-interest income	14,516	14,806	14,183	11,988	14,290	55,493	50,526
NON-INTEREST EXPENSE
Salaries and employee benefits	24,228	24,537	23,652	22,892	21,548	95,309	80,382
Occupancy expense, net	4,306	3,745	4,337	4,280	4,027	16,668	15,829
Equipment expense	935	767	732	669	641	3,103	2,419
Loan and lease related expenses	2,648	1,949	1,841	1,577	2,223	8,015	6,109
Legal, audit, and other professional fees	2,340	4,066	2,981	2,066	2,746	11,453	11,373
Data processing	2,678	4,062	3,849	3,144	2,846	13,733	18,242
Net loss recognized on other real estate owned and other related expenses	122	95	252	196	48	665	235
Regulatory assessments	157	228	371	(59)	462	697	1,744
Other intangible assets amortization expense	2,003	2,003	1,959	1,773	1,834	7,738	5,629
Advertising and promotions	1,114	843	732	709	590	3,398	1,723
Telecommunications	488	474	537	464	391	1,963	1,710
Other non-interest expense	2,675	2,679	2,711	2,968	2,732	11,033	9,501
Total non-interest expense	43,694	45,448	43,954	40,679	40,088	173,775	154,896
INCOME BEFORE PROVISION FOR INCOME TAXES	20,349	21,265	18,286	17,395	23,581	77,295	55,440
PROVISION FOR INCOME TAXES	4,497	5,923	5,075	4,798	6,460	20,293	14,247
NET INCOME	15,852	15,342	13,211	12,597	17,121	57,002	41,193
Dividends on preferred shares	196	196	195	196	196	783	783
INCOME AVAILABLE TO COMMON STOCKHOLDERS	$15,656	$15,146	$13,016	$12,401	$16,925	$56,219	$40,410
EARNINGS PER COMMON SHARE
Basic	$0.41	$0.40	$0.35	$0.34	$0.47	$1.51	$1.21
Diluted	$0.41	$0.39	$0.34	$0.34	$0.46	$1.48	$1.18

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA (unaudited)

	As of or For the Three Months Ended					As of or For the Year Ended
(dollars in thousands, except share and	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
per share data)	2019	2019	2019	2019	2018	2019	2018
Earnings per Common Share
Basic earnings per common share	$0.41	$0.40	$0.35	$0.34	$0.47	$1.51	$1.21
Diluted earnings per common share	$0.41	$0.39	$0.34	$0.34	$0.46	$1.48	$1.18
Adjusted diluted earnings per common share(2)(3)(4)	$0.42	$0.41	$0.41	$0.38	$0.49	$1.62	$1.43
Weighted average common shares outstanding (basic)	37,872,835	37,831,356	37,263,352	36,169,477	36,116,189	37,290,486	33,292,619
Weighted average common shares outstanding (diluted)	38,537,899	38,487,180	37,948,006	36,876,574	36,900,589	37,986,463	34,179,754
Common shares outstanding	38,256,500	38,169,126	38,115,219	36,398,144	36,343,239	38,256,500	36,343,239

Key Ratios and Performance Metrics (annualized where applicable)
Net interest margin	4.32%	4.62%	4.51%	4.43%	4.69%	4.47%	4.60%
Cost of deposits	0.88%	0.94%	0.92%	0.87%	0.75%	0.91%	0.60%
Efficiency ratio(1)	60.93%	59.81%	61.19%	62.68%	56.63%	61.09%	65.15%
Adjusted efficiency ratio(1)(2)(3)	60.51%	58.17%	56.02%	59.55%	54.76%	58.53%	59.68%
Non-interest expense to average assets	3.19%	3.32%	3.34%	3.32%	3.25%	3.29%	3.65%
Adjusted non-interest expense to average assets(2)(3)	3.17%	3.23%	3.07%	3.17%	3.15%	3.16%	3.36%
Return on average stockholders' equity	8.43%	8.34%	7.60%	7.75%	10.61%	8.05%	7.34%
Adjusted return on average stockholders' equity(2)(3)(4)	8.54%	8.78%	9.16%	8.61%	11.21%	8.77%	8.85%
Return on average assets	1.16%	1.12%	1.00%	1.03%	1.39%	1.08%	0.97%
Adjusted return on average assets(2)(3)(4)	1.17%	1.18%	1.21%	1.14%	1.47%	1.18%	1.17%
Non-interest income to total revenues(2)	21.21%	20.38%	20.67%	19.31%	21.16%	20.42%	22.05%
Pre-tax pre-provision return on average assets(2)	1.81%	1.98%	1.88%	1.75%	2.23%	1.86%	1.75%
Adjusted pre-tax pre-provision return on average assets(2)(3)	1.83%	2.07%	2.15%	1.91%	2.33%	1.99%	2.05%
Return on average tangible common stockholders' equity(2)	12.20%	12.22%	11.32%	11.37%	15.49%	11.80%	10.44%
Adjusted return on average tangible common stockholders' equity(2)(3)(4)	12.35%	12.82%	13.44%	12.54%	16.31%	12.78%	12.44%
Non-interest-bearing deposits to total deposits	30.85%	29.93%	30.55%	30.54%	31.81%	30.85%	31.81%
Loans and leases held for sale and loans and lease held for investment to total deposits	91.56%	94.07%	95.60%	93.69%	93.91%	91.56%	93.91%
Deposits to total liabilities	86.92%	86.77%	86.88%	87.73%	87.37%	86.92%	87.37%
Deposits per branch	$67,993	$66,890	$66,561	$65,664	$63,558	$67,993	$63,558
Tangible book value per common share(2)	$14.62	$14.30	$13.79	$13.70	$13.17	$14.62	$13.17

Asset Quality Ratios
Non-performing loans and leases to total loans and leases held for investment, net before ALLL	1.00%	1.09%	0.95%	0.85%	0.79%	1.00%	0.79%
ALLL to total loans and leases held for investment, net before ALLL	0.84%	0.82%	0.81%	0.76%	0.72%	0.84%	0.72%
Net charge-offs to average total loans and leases held for investment, net before ALLL	0.42%	0.56%	0.25%	0.24%	0.24%	0.37%	0.35%
Acquisition accounting adjustments(5)	$28,511	$31,053	$37,109	$29,341	$34,029	$28,511	$34,029

Capital Ratios
Common equity to total assets	13.40%	13.34%	13.12%	13.14%	12.95%	13.40%	12.95%
Tangible common equity to tangible assets(2)	10.47%	10.38%	10.09%	10.28%	10.01%	10.47%	10.01%
Leverage ratio	11.39%	11.14%	11.09%	11.27%	11.05%	11.39%	11.05%
Common equity tier 1 capital ratio	12.36%	12.12%	11.65%	12.14%	11.85%	12.36%	11.85%
Tier 1 capital ratio	13.67%	13.43%	12.96%	13.57%	13.30%	13.67%	13.30%
Total capital ratio	14.43%	14.19%	13.71%	14.28%	13.99%	14.43%	13.99%
(1)	Represents non-interest expense less amortization of intangible assets divided by net interest income and non-interest income.
(2)	Represents a non-GAAP financial measure. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.
(3)	Calculation excludes impairment charges, merger-related expenses, and core systems conversion expense.
(4)	Calculation excludes incremental income tax expense or benefit related to changes in corporate income tax rates and reversal of valuation allowance on net deferred tax assets.
(5)	Represents the remaining net unaccreted discount as a result of applying the fair value adjustment at the time of the business combination on acquired loans.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

QUARTER-TO-DATE STATEMENT OF AVERAGE INTEREST-EARNING ASSETS AND AVERAGE INTEREST-BEARING LIABILITIES (unaudited)

	For the Three Months Ended December 31,
	2019			2018
(dollars in thousands)	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate
ASSETS
Cash and cash equivalents	$38,624	$220	2.25%	$91,852	$316	1.37%
Loans and leases(1)	3,807,731	58,203	6.06%	3,470,264	56,646	6.48%
Taxable securities	1,025,975	6,963	2.69%	886,349	5,578	2.50%
Tax-exempt securities(2)	84,640	529	2.48%	56,649	355	2.48%
Total interest-earning assets	$4,956,970	$65,915	5.28%	$4,505,114	$62,895	5.54%
Allowance for loan and lease losses	(32,688)			(24,215)
All other assets	502,764			415,535
TOTAL ASSETS	$5,427,046			$4,896,434
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Interest checking	$399,065	$612	0.61%	$308,821	$407	0.52%
Money market accounts	790,565	1,945	0.98%	653,141	1,505	0.91%
Savings	474,394	63	0.05%	489,486	157	0.13%
Time deposits	1,231,641	6,705	2.16%	1,130,308	5,046	1.77%
Total interest-bearing deposits	2,895,665	9,325	1.28%	2,581,756	7,115	1.09%
Federal Home Loan Bank advances	371,730	1,917	2.05%	360,891	1,719	1.89%
Other borrowed funds	80,039	759	3.76%	65,226	800	4.86%
Total borrowings	451,769	2,676	2.35%	426,117	2,519	2.35%
Total interest-bearing liabilities	$3,347,434	$12,001	1.42%	$3,007,873	$9,634	1.27%
Non-interest-bearing demand deposits	1,288,960			1,194,445
Other liabilities	44,907			54,231
Total stockholders’ equity	745,745			639,885
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,427,046			$4,896,434
Net interest spread(3)			3.86%			4.27%
Net interest income		$53,914			$53,261
Net interest margin(4)			4.32%			4.69%

Net loan accretion impact on margin		$5,418	0.43%		$6,351	0.56%
(1)	Loan and lease balances are net of deferred origination fees and costs and initial indirect costs. Non-accrual loans and leases are included in total loan and lease balances.
(2)	Interest income and rates exclude the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis due to immateriality.
(3)	Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.
(4)	Represents net interest income (annualized) divided by total average earning assets.
(5)	Average balances are average daily balances.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

YEAR-TO-DATE STATEMENT OF AVERAGE INTEREST-EARNING ASSETS AND AVERAGE INTEREST-BEARING LIABILITIES (unaudited)

	For the Year Ended December 31,
	2019			2018
(dollars in thousands)	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate
ASSETS
Cash and cash equivalents	$43,636	$1,018	2.33%	$76,710	$964	1.26%
Loans and leases(1)	3,741,607	235,501	6.29%	2,947,458	184,972	6.28%
Taxable securities	981,453	26,509	2.70%	817,360	19,920	2.44%
Tax-exempt securities(2)	71,173	1,786	2.51%	44,245	1,095	2.47%
Total interest-earning assets	$4,837,869	$264,814	5.47%	$3,885,773	$206,951	5.33%
Allowance for loan and lease losses	(29,650)			(20,378)
All other assets	468,823			373,207
TOTAL ASSETS	$5,277,042			$4,238,602
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Interest checking	$346,329	$2,002	0.58%	$260,405	$953	0.37%
Money market accounts	709,379	7,111	1.00%	522,599	3,857	0.74%
Savings	474,709	434	0.09%	465,322	465	0.10%
Time deposits	1,244,070	26,778	2.15%	954,686	14,054	1.47%
Total interest-bearing deposits	2,774,487	36,325	1.31%	2,203,012	19,329	0.88%
Federal Home Loan Bank advances	440,478	8,961	2.03%	365,533	6,160	1.69%
Other borrowed funds	73,703	3,243	4.40%	60,259	2,857	4.74%
Total borrowings	514,181	12,204	2.37%	425,792	9,017	2.12%
Total interest-bearing liabilities	$3,288,668	$48,529	1.48%	$2,628,804	$28,346	1.08%
Non-interest-bearing demand deposits	1,238,410			1,002,955
Other liabilities	41,764			45,275
Total stockholders’ equity	708,200			561,568
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,277,042			$4,238,602
Net interest spread(3)			3.99%			4.25%
Net interest income		$216,285			$178,605
Net interest margin(4)			4.47%			4.60%

Net loan accretion impact on margin		$23,190	0.48%		$20,550	0.53%
(1)	Loan and lease balances are net of deferred origination fees and costs and initial indirect costs. Non-accrual loans and leases are included in total loan and lease balances.
(2)	Interest income and rates exclude the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis due to immateriality.
(3)	Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.
(4)	Represents net interest income divided by total average earning assets.
(5)	Average balances are average daily balances.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)

	As of or For the Three Months Ended					As of or For the Year Ended
(dollars in thousands, except per share data)	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Net income and earnings per share excluding significant items
Reported Net Income	$15,852	$15,342	$13,211	$12,597	$17,121	$57,002	$41,193
Significant items:
Incremental income tax benefit attributed to federal income tax reform	—	—	—	—	—	—	(724)
Impairment charges on assets held for sale	111	67	—	392	372	570	628
Merger-related expense	127	1,043	3,152	18	266	4,340	2,056
Core system conversion expense	48	77	394	1,530	625	2,049	9,847
Tax benefit on impairment charges and merger-related expenses	(79)	(369)	(842)	(540)	(297)	(1,830)	(3,275)
Adjusted Net Income	$16,059	$16,160	$15,915	$13,997	$18,087	$62,131	$49,725
Reported Diluted Earnings per Share	$0.41	$0.39	$0.34	$0.34	$0.46	$1.48	$1.18
Significant items:
Incremental income tax benefit attributed to federal income tax reform	—	—	—	—	—	—	(0.02)
Impairment charges on assets held for sale	—	—	—	0.01	0.01	0.01	0.02
Merger-related expense	0.01	0.03	0.08	—	0.01	0.12	0.06
Core system conversion expense	—	—	0.01	0.04	0.02	0.05	0.29
Tax benefit on impairment charges and merger-related expenses	—	(0.01)	(0.02)	(0.01)	(0.01)	(0.04)	(0.10)
Adjusted Diluted Earnings per Share	$0.42	$0.41	$0.41	$0.38	$0.49	$1.62	$1.43

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued) (unaudited)

	As of or For the Three Months Ended					As of or For the Year Ended
(dollars in thousands, except per share data, ratios annualized, where applicable)	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Adjusted non-interest expense:
Non-interest expense	$43,694	$45,448	$43,954	$40,679	$40,088	$173,775	$154,896
Less: Significant items
Impairment charges on assets held for sale	111	67	—	392	372	570	628
Merger-related expense	127	1,043	3,152	18	266	4,340	2,056
Core system conversion expense	48	77	394	1,530	625	2,049	9,847
Adjusted non-interest expense	$43,408	$44,261	$40,408	$38,739	$38,825	$166,816	$142,365
Adjusted non-interest expense excluding amortization of intangible assets:
Adjusted non-interest expense	$43,408	$44,261	$40,408	$38,739	$38,825	$166,816	$142,365
Less: Amortization of intangible assets	2,003	2,003	1,959	1,773	1,834	7,738	5,629
Adjusted non-interest expense excluding amortization of intangible assets	$41,405	$42,258	$38,449	$36,966	$36,991	$159,078	$136,736
Pre-tax pre-provision net income:
Pre-tax income	$20,349	$21,265	$18,286	$17,395	$23,581	$77,295	$55,440
Add: Provision for loan and lease losses	4,387	5,931	6,391	3,999	3,882	20,708	18,795
Pre-tax pre-provision net income	$24,736	$27,196	$24,677	$21,394	$27,463	$98,003	$74,235
Adjusted pre-tax pre-provision net income:
Pre-tax pre-provision net income	$24,736	$27,196	$24,677	$21,394	$27,463	$98,003	$74,235
Impairment charges on assets held for sale	111	67	—	392	372	570	628
Merger-related expense	127	1,043	3,152	18	266	4,340	2,056
Core system conversion expense	48	77	394	1,530	625	2,049	9,847
Adjusted pre-tax pre-provision net income	$25,022	$28,383	$28,223	$23,334	$28,726	$104,962	$86,766
Total revenues:
Net interest income	$53,914	$57,838	$54,448	$50,085	$53,261	$216,285	$178,605
Add: Non-interest income	14,516	14,806	14,183	11,988	14,290	55,493	50,526
Total revenues	$68,430	$72,644	$68,631	$62,073	$67,551	$271,778	$229,131
Tangible common stockholders' equity:
Total stockholders' equity	$750,115	$735,866	$717,675	$668,749	$650,672	$750,115	$650,672
Less: Preferred stock	10,438	10,438	10,438	10,438	10,438	10,438	10,438
Less: Goodwill	148,353	145,638	145,638	128,177	128,177	148,353	128,177
Less: Core deposit intangibles and other intangibles	31,902	33,905	35,908	31,646	33,419	31,902	33,419
Tangible common stockholders' equity	$559,422	$545,885	$525,691	$498,488	$478,638	$559,422	$478,638
Tangible assets:
Total assets	$5,521,809	$5,438,278	$5,391,236	$5,009,925	$4,942,574	$5,521,809	$4,942,574
Less: Goodwill	148,353	145,638	145,638	128,177	128,177	148,353	128,177
Less: Core deposit intangibles and other intangibles	31,902	33,905	35,908	31,646	33,419	31,902	33,419
Tangible assets	$5,341,554	$5,258,735	$5,209,690	$4,850,102	$4,780,978	$5,341,554	$4,780,978
Average tangible common stockholders' equity:
Average total stockholders' equity	$745,745	$729,781	$696,928	$659,156	$639,885	$708,200	$561,568
Less: Average preferred stock	10,438	10,438	10,438	10,438	10,438	10,438	10,438
Less: Average goodwill	146,202	145,638	140,073	128,177	127,543	140,087	97,349
Less: Average core deposit intangibles and other intangibles	32,990	35,102	35,163	32,747	34,564	34,004	27,679
Average tangible common stockholders' equity	$556,115	$538,603	$511,254	$487,794	$467,340	$523,671	$426,102
Average tangible assets:
Average total assets	$5,427,046	$5,435,762	$5,274,820	$4,963,706	$4,896,434	$5,277,042	$4,238,602
Less: Average goodwill	146,202	145,638	140,073	128,177	127,543	140,087	97,349
Less: Average core deposit intangibles and other intangibles	32,990	35,102	35,163	32,747	34,564	34,004	27,679
Average tangible assets	$5,247,854	$5,255,022	$5,099,584	$4,802,782	$4,734,327	$5,102,951	$4,113,574
Tangible net income available to common stockholders:
Net income available to common stockholders	$15,656	$15,146	$13,016	$12,401	$16,925	$56,219	$40,410
Add: After-tax intangible asset amortization	1,445	1,445	1,413	1,279	1,323	5,583	4,061
Tangible net income available to common stockholders	$17,101	$16,591	$14,429	$13,680	$18,248	$61,802	$44,471
Adjusted tangible net income available to common stockholders:
Tangible net income available to common stockholders	$17,101	$16,591	$14,429	$13,680	$18,248	$61,802	$44,471
Incremental income tax benefit attributed to federal income tax reform	—	—	—	—	—	—	(724)
Impairment charges on assets held for sale	111	67	—	392	372	570	628
Merger-related expense	127	1,043	3,152	18	266	4,340	2,056
Core system conversion expense	48	77	394	1,530	625	2,049	9,847
Tax benefit on significant items	(79)	(369)	(842)	(540)	(297)	(1,830)	(3,275)
Adjusted tangible net income available to common stockholders	$17,308	$17,409	$17,133	$15,080	$19,214	$66,931	$53,003

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued) (unaudited)

	As of or For the Three Months Ended					As of or For the Year Ended
(dollars in thousands, except share and per share data, ratios annualized, where applicable)	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Pre-tax pre-provision return on average assets:
Pre-tax pre-provision net income	$24,736	$27,196	$24,677	$21,394	$27,463	$98,003	$74,235
Average total assets	5,427,046	5,435,762	5,274,820	4,963,706	4,896,434	5,277,042	4,238,602
Pre-tax pre-provision return on average assets	1.81%	1.98%	1.88%	1.75%	2.23%	1.86%	1.75%
Adjusted pre-tax pre-provision return on average assets:
Adjusted pre-tax pre-provision net income	$25,022	$28,383	$28,223	$23,334	$28,726	$104,962	$86,766
Average total assets	5,427,046	5,435,762	5,274,820	4,963,706	4,896,434	5,277,042	4,238,602
Adjusted pre-tax pre-provision return on average assets	1.83%	2.07%	2.15%	1.91%	2.33%	1.99%	2.05%
Non-interest income to total revenues:
Non-interest income	$14,516	$14,806	$14,183	$11,988	$14,290	$55,493	$50,526
Total revenues	68,430	72,644	68,631	62,073	67,551	271,778	229,131
Non-interest income to total revenues	21.21%	20.38%	20.67%	19.31%	21.16%	20.42%	22.05%
Adjusted non-interest expense to average assets:
Adjusted non-interest expense	$43,408	$44,261	$40,408	$38,739	$38,825	$166,816	$142,365
Average total assets	5,427,046	5,435,762	5,274,820	4,963,706	4,896,434	5,277,042	4,238,602
Adjusted non-interest expense to average assets	3.17%	3.23%	3.07%	3.17%	3.15%	3.16%	3.36%
Adjusted efficiency ratio:
Adjusted non-interest expense excluding amortization of intangible assets	$41,405	$42,258	$38,449	$36,966	$36,991	$159,078	$136,736
Total revenues	68,430	72,644	68,631	62,073	67,551	271,778	229,131
Adjusted efficiency ratio	60.51%	58.17%	56.02%	59.55%	54.76%	58.53%	59.68%
Adjusted return on average assets:
Adjusted net income	$16,059	$16,160	$15,915	$13,997	$18,087	$62,131	$49,725
Average total assets	5,427,046	5,435,762	5,274,820	4,963,706	4,896,434	5,277,042	4,238,602
Adjusted return on average assets	1.17%	1.18%	1.21%	1.14%	1.47%	1.18%	1.17%
Adjusted return on average stockholders' equity:
Adjusted net income	$16,059	$16,160	$15,915	$13,997	$18,087	$62,131	$49,725
Average stockholders' equity	745,745	729,781	696,928	659,156	639,885	708,200	561,568
Adjusted return on average stockholders' equity	8.54%	8.78%	9.16%	8.61%	11.21%	8.77%	8.85%
Tangible common equity to tangible assets:
Tangible common equity	$559,422	$545,885	$525,691	$498,488	$478,638	$559,422	$478,638
Tangible assets	5,341,554	5,258,735	5,209,690	4,850,102	4,780,978	5,341,554	4,780,978
Tangible common equity to tangible assets	10.47%	10.38%	10.09%	10.28%	10.01%	10.47%	10.01%
Return on average tangible common stockholders' equity:
Tangible net income available to common stockholders	$17,101	$16,591	$14,429	$13,680	$18,248	$61,802	$44,471
Average tangible common stockholders' equity	556,115	538,603	511,254	487,794	467,340	523,671	426,102
Return on average tangible common stockholders' equity	12.20%	12.22%	11.32%	11.37%	15.49%	11.80%	10.44%
Adjusted return on average tangible common stockholders' equity:
Adjusted tangible net income available to common stockholders	$17,308	$17,409	$17,133	$15,080	$19,214	$66,931	$53,003
Average tangible common stockholders' equity	556,115	538,603	511,254	487,794	467,340	523,671	426,102
Adjusted return on average tangible common stockholders' equity	12.35%	12.82%	13.44%	12.54%	16.31%	12.78%	12.44%
Tangible book value per share:
Tangible common equity	$559,422	$545,885	$525,691	$498,488	$478,638	$559,422	$478,638
Common shares outstanding	38,256,028	38,169,126	38,115,219	36,398,144	36,343,239	38,256,028	36,343,239
Tangible book value per share	$14.62	$14.30	$13.79	$13.70	$13.17	$14.62	$13.17